SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                               PHARMOS CORPORATION
             (Exact name of registrant as specified in its charter)

         Nevada                                          36-3207413
(State or other jurisdiction                    (IRS Employer Identification
of incorporation or organization)                          Number)

                              99 Wood Avenue South
                                    Suite 311
                            Iselin, New Jersey 08830
                    (Address of Principal Executive Offices)

         PHARMOS CORPORATION AMENDED AND RESTATED 2000 STOCK OPTION PLAN
                              (Full Title of Plan)

                                 Gad Riesenfeld
                              99 Wood Avenue South
                                    Suite 311
                            Iselin, New Jersey 08830
                                 (732) 452-9556
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                             Adam D. Eilenberg, Esq.
                             Eilenberg & Krause LLP
                               11 East 44th Street
                            New York, New York 10017
                                 (212) 986-9700

                         CALCULATION OF REGISTRATION FEE

                                                                                   Proposed
                                                                 Proposed          maximum
                                                                 maximum           aggregate       Amount of
                                            Amount to be         offering price    offering        registration
Title of Securities to be registered        registered (1)(2)    per share (3)     price(3)        fee
---------------------------------------     -----------------    --------------    ----------      ------------
Common Stock, par value $0.03 per share             2,500,000            $3.105    $7,762,500              $984

(1) Represents shares of Common Stock that may be issued pursuant to awards of restricted stock or the exercise of options or stock units granted under the Registrant's Amended and Restated 2000 Stock Option Plan.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's Amended and Restated 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(3) These amounts are based on the average of the high and low price of the Registrant's Common Stock on August 31, 2004 as reported on the Nasdaq Stock Market and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                EXPLANATORY NOTE

      This Registration Statement registers shares of our common stock that may be issued pursuant to awards of restricted stock or the exercise of options or stock units granted under our company's Amended and Restated 2000 Stock Option Plan.

      As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference (i) the contents of our company's previously filed Registration Statement on Form S-8, Registration No. 333-64312, which registered 1,500,000 shares of our common stock that may be issued pursuant the exercise of options granted under the Amended and Restated 2000 Stock Option Plan, and (ii) the contents of our company's previously filed Registration Statement on Form S-8, Registration No. 333-97749, which registered 2,000,000 shares of our common stock that may be issued pursuant the exercise of options granted under the Amended and Restated 2000 Stock Option Plan.

Item 8. Exhibits.

        4.1 Pharmos Corporation Amended and Restated 2000 Stock Option Plan (incorporated by reference to Appendix E of the Registrant's Definitive Proxy Statement on Schedule 14A, filed June 1, 2004).

        5* Opinion of Eilenberg & Krause LLP as to the legality of the shares of common stock being offered under the Plan.

        23.1*   Consent of PricewaterhouseCoopers LLP, independent accountants.

        23.2 Consent of Eilenberg & Krause LLP (included in their opinion filed as Exhibit 5).

        24 Power of Attorney (included on the signature page of this Registration Statement).
        -------------------------
        *       Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on this 1st day of September, 2004.

                                      PHARMOS CORPORATION

                                  By: /s/ JAMES A. MEER
                                      ----------------
                                      James A. Meer
                                      Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints each of Dr. Haim Aviv and James A. Meer as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do an perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 1, 2004.

Signature                                 Title
---------                                 -----

/s/ HAIM AVIV                             Chairman, Chief Executive Officer,
-------------                             Chief Scientist, (Principal Executive
Haim Aviv                                 Officer) and Director

                                          Director
------------------------
Lawrence F. Marshall

/s/ DAVID SCHLACHET                       Director
-------------------
David Schlachet

                                          Director
--------------------------
Georges Anthony Marcel

/s/ MONY BEN-DOR                          Director
----------------
Mony Ben-Dor

/s/ ELKAN GAMZU                           Director
---------------
Elkan Gamzu

/s/ JAMES A. MEER                         Vice President and Chief Financial
-----------------                         Officer (Principal Financial Officer
James A. Meer                             and Principal Accounting Officer)